FOR FURTHER INFORMATION CONTACT:
Mary Jensen
Vice President, Investor Relations
(480) 315-6604
Investorrelations@spiritrealty.com

Press Release

Spirit Realty Capital, Inc. Expands Executive Leadership Team
Appoints Phil Joseph as Chief Financial Officer

Names Mike Bender Chief Accounting Officer

SCOTTSDALE, AZ–March 26, 2015– Spirit Realty Capital, Inc. (NYSE:SRC) (“Spirit”), a real estate investment trust that invests in single-tenant, operationally essential real estate, announced today that it has reorganized and expanded its executive leadership team to better facilitate execution on its stated operating plan.

Spirit has appointed Phillip D. Joseph, Jr. as Chief Financial Officer and has named Spirit’s current Chief Financial Officer, Michael A. Bender, to the newly formed position of Chief Accounting Officer. These appointments become effective April 20, 2015.

Thomas H. Nolan, Jr., Chairman and Chief Executive Officer of Spirit Realty Capital commented, “While we continue to execute on our long-term strategy of measured growth, while providing superior risk-adjusted returns to our shareholders, it is essential to maintain a first-class leadership team that matches our ambition. We are extremely pleased that Phil has agreed to join us as CFO. We will rely on Phil’s extensive capital markets expertise and proven financial acumen as we enhance our position as one of the premier net-lease REITs in the industry. Along with Mike’s deep experience and history with Spirit, we believe our financial leadership team is well-positioned to continue building on our recent successes while pursuing our long-term goals.”

In his new capacity, Mr. Joseph will oversee all aspects of Finance, Corporate Reporting, Tax and Investor Relations, and will focus, in particular, on Spirit’s capital markets and key stakeholder engagement activities. Mr. Joseph has over twenty years of real estate experience and has demonstrated expertise in developing, leading and executing capital markets and financial planning and analysis activities, which include extensive experience in capital structure positioning with rating agencies. Formerly, Mr. Joseph spent more than 13 years at Prologis, a leading owner, operator and developer of industrial real estate, most recently as Managing Director and Global Treasurer. Mr. Joseph received his Bachelor’s degree in Economics & Management from DePauw University and his Masters of Business Administration from the JL Kellogg Graduate School of Management at Northwestern University.

For additional information, please find Mr. Joseph’s bio on the company website at www.spiritrealty.com.

Spirit retained Russell Reynolds Associates, a national executive leadership and search firm, for its CFO search.

About Spirit Realty Capital
Spirit Realty Capital (NYSE: SRC) is a real estate investment trust (REIT) that invests in single-tenant operationally essential real estate, which refers to generally free-standing, commercial real estate facilities where tenants conduct retail, service or distribution activities that are essential to the generation of their sales and profits. Spirit Realty Capital has an estimated enterprise value of $9.1 billion comprising a diverse portfolio of 2,509 properties across 49 states as of December 31, 2014. Founded in 2003, Spirit completed its initial public offering in September 2012. More information about Spirit Realty Capital can be found at www.spiritrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads and changes in the real estate markets), unknown liabilities acquired in connection with acquired properties, portfolios of properties, or interests in real-estate related entities, general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission from time to time, including Spirit’s Annual Report on Form 10-K and in the prospectus supplements relating to securities offerings recently completed by Spirit. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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